Exhibit 4.1

CLASS A COMMAN STOCK

A- 4901

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

BFC

FINANCIAL CORPORATION

CLASS COMMONSTOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 055384 20 0

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT ($.01) EACH OF THE CLASS A COMMON STOCK OF

BFC FINANCIALS COROPORATION TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY QRE ISSED AND SHALL BE HELD SUBJECT ALL OF THE PROVISION OF THE ARTICLES OF INCORPORATION OF THE CORPORATION AND ANY AMENDMENTD THERETO. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTER.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

CERTIFICATE OF STOCK

DATE

SECRETARY

BFC FINANCIAL CORPORATION

CORPORATE

SEAL

1980

FLORIDA

PRESIDENT

COUNTERSIGNED AND REGISTERD

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

AUTHORISED SIGNATURE

A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPÏIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, UPON APPLICATION TO THE TRANSFER AGENT, OR TO THE SECRETARY OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common

TEN ENT- as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in commom

UNIF GIFT MIN ACT………..Custoidian

(Cust) (Minor)

Under Unform Gifts to Minros

(State)

For Value received---------hereby sell assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP COE, OF ASSIGNEE)

shares of the capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint.

-------------------------------------------------------------------------Attorney to transfer the said stock on the Books of the within named Corporation with full power of substitution in the premises.

Dated_______________________

NOTICE: ---------------------------------------------------------------------------------------------- THE SIGNATURE TO THIS ASSIGNEMENT MUST CORRESPOND WITH THE NAME(S0 AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between BFC Financial Corporation and American Stock Transfer & Trust Company, LLC, dated as of September 21, 2009 as it may be amended or supplemented from time to time (the “Agreement”), the terms of which are thereby incorporated herein by reference and a copy of which is on file at the principal executive offices of BFC Financial Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by seperate certificates and will no longer be evidenced by this certificate. BFC Financial Corporation will mail to the holder of the certiciate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person as defined in the Agreement) who becomes an Acquiring Person or any Affilliate or Associate thereof (as such terms are defined in the Agreement) will be null and yoid.